UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2009

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 16, 2009, Depomed, Inc. (the “Company”) amended its Amended and Restated Promotion Agreement (the “Promotion Agreement”) with Watson Pharma, Inc. (“Watson”) related to the Company’s Proquin® XR product (ciprofloxacin hydrochloride) pursuant to which Watson has a co-exclusive right to promote Proquin XR to the urology and obstetrics/gynecology specialties, and to the long-term care channel in the United States and its possessions, including Puerto Rico.

Pursuant to the amendment:  (a) the Promotion Agreement will terminate effective December 31, 2009 (subject to earlier termination upon the Company’s election; (b) Watson’s sales detailing obligations for the quarter ending March 31, 2009 have been reduced; (c) Watson will continue to distribute product samples to prescribers of Proquin XR through December 31, 2009 (subject to minimum quarterly sampling obligations); (d) if requested by the Company, through the end of 2009, Watson will provide the Company with assistance to facilitate the orderly transition of promotion of Proquin XR to the Company or a third party; and (e) the Company will have no obligation to pay Watson promotion fees under the Promotion Agreement for periods beginning on or after January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: February 20, 2009	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel